UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
November 7, 2006 (November 7, 2006)

UNIVERSAL COMPRESSION PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-33078	22-3935108
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

4444 Brittmoore Road

Houston, TX 77041

(Address of principal executive office)

(713) 335-7000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                 Results of Operations and Financial Condition.

On November 7, 2006, Universal Compression Holdings, Inc. (“Holdings”), the ultimate beneficial owner of the general partner of Universal Compression Partners, L.P. (the “Partnership”), issued a press release (the “Release”) announcing its financial results for the quarter ended September 30, 2006.   In the Release, Holdings disclosed certain financial results of its domestic contract compression segment for the quarter ended September 2006, including revenues of approximately $101.0 million and gross margin of approximately $66.1 million.  As more fully described in the Partnership’s final prospectus (the “Prospectus”) dated October 16, 2006 (File No. 333-135351) and filed on October 17, 2006 with the Securities and Exchange Commission  pursuant to Rule 424(b)(1) under the Securities Act of 1933, as amended, Holdings’ domestic contract compression segment is the Partnership’s predecessor for financial reporting purposes.  The Partnership had not previously disclosed its revenues or gross margin for the third quarter of 2006.  In connection with the Partnership’s offering of common units representing limited partner interests pursuant to the Prospectus, Holdings contributed approximately 17% (by available horsepower) of the Partnership’s predecessor’s assets to the Partnership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNIVERSAL COMPRESSION PARTNERS, L.P.

	By:	UCO General Partner, LP,
its general partner

	By:	UCO GP, LLC,
its general partner

Dated: November 7, 2006	By:	/s/ DANIEL K. SCHLANGER
Daniel K. Schlanger
Senior Vice President and Chief Financial Officer